UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 3, 2013

Dresser-Rand Group Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-32586	20-1780492
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

West 8 Tower, Suite 1000, 10205 Westheimer Road, Houston, Texas 112 Avenue Kleber, Paris, France		77042 75784
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(713) 354-6100 (Houston)

33 156 26 71 71 (Paris)

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 3, 2013, Dresser-Rand Group Inc. (“Dresser-Rand”) issued a press release announcing that Jan Kees van Gaalen will become Dresser-Rand’s Executive Vice President and Chief Financial Officer, effective May 1, 2013, following a transition period beginning on April 14, 2013. Mr. van Gaalen will succeed Mark E. Baldwin, whose impending retirement was previously announced. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Mr. van Gaalen, age 56, joins Dresser-Rand from Baker Hughes Inc., a public company and leading provider of drilling, formation evaluation, completion and production products and services to the oil and gas industry, where he has served as Vice President and Treasurer since January 2008. Before joining Baker Hughes, he was the Chief Financial Officer and Vice President Finance for PT Inco Tbk, the publicly traded Indonesian subsidiary of Vale Inco Ltd., based in Jakarta, Indonesia from 2004 to 2008. Prior to this he held a variety of finance positions with Anglo American plc, Carlton Communications plc and Schlumberger Ltd. in France, the United Kingdom, Venezuela, Brazil and South Africa.

Pursuant to the terms of his offer letter, Mr. van Gaalen will receive an annual base salary of $402,000 and will participate in the Dresser-Rand Annual Incentive Program (“AIP”), with a target incentive level of 60% of his annual base salary. Mr. van Gaalen will also be eligible to participate in the Dresser-Rand long term incentive program and will receive an initial grant of stock options and restricted stock units valued at approximately $700,000 on the first fixed grant date following his start date with Dresser-Rand, which initial grant includes a one-time special grant valued at approximately $300,000 in recognition of his forfeiture of certain equity rights with respect to his current employer. He is also entitled to participate in Dresser-Rand’s employee benefit programs. The offer letter is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Pursuant to the terms of the Confidentiality, Non-Compete, Severance, and Change in Control Agreement (the “Severance Agreement”) that is expected to be entered into by Dresser-Rand and Mr. van Gaalen, effective as of his start date, he will be entitled to receive: (i) a severance payment equal to 2.0 times his annual base salary if he is involuntarily terminated without “Cause” by Dresser-Rand and (ii) a severance payment equal to 2.4 times the sum of his annual base salary and AIP award at target if he is terminated by Dresser-Rand without “Cause” or he voluntarily terminates his employment with “Good Reason” within two years following a “Change in Control.” The terms “Cause,” “Good Reason” and “Change in Control” are defined in the form of Severance Agreement, which is included as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Dresser-Rand Group Inc. Press Release dated April 3, 2013.

99.2	Offer Letter, dated April 1, 2013, from Dresser-Rand to Jan Kees van Gaalen.

99.3	Form of Confidentiality, Non-Compete, Severance, and Change In Control Agreement to be entered into with named executive officers other than the chief executive officer (reflecting revisions approved by the Compensation Committee to the form it previously approved, principally addressing Section 409A of the U.S. Internal Revenue Code) (incorporated by reference to Exhibit 10.2 to Dresser-Rand Group Inc.’s Quarterly Report on Form 10-Q, filed November 1, 2012, File No. 001-32586).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER-RAND GROUP INC.
(Registrant)

Date: April 3, 2013	By:	/s/ Mark F. Mai
Mark F. Mai
Vice President, General Counsel and Secretary

DRESSER-RAND GROUP INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter

99.1	Dresser-Rand Group Inc. Press Release dated April 3, 2013.

99.2	Offer Letter, dated April 1, 2013, from Dresser-Rand to Jan Kees van Gaalen.

99.3	Form of Confidentiality, Non-Compete, Severance, and Change In Control Agreement to be entered into with named executive officers other than the chief executive officer (reflecting revisions approved by the Compensation Committee to the form it previously approved, principally addressing Section 409A of the U.S. Internal Revenue Code) (incorporated by reference to Exhibit 10.2 to Dresser-Rand Group Inc.’s Quarterly Report on Form 10-Q, filed November 1, 2012, File No. 001-32586).